Exhibit 10.5
     Grant No.: _______
DUOYUAN PRINTING, INC.
2009 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT
Duoyuan Printing, Inc., a Wyoming corporation (the “Company”), hereby grants its shares of common stock, $0.001 par value (the “Stock”), to the Grantee named below, subject to the vesting conditions set forth in the attachment. Additional terms and conditions of the grant are set forth in this cover sheet and in the attachment (collectively, the “Agreement”) and in the Company’s 2009 Omnibus Incentive Plan (the “Plan”).
Grant Date: _______ __, _______
Name of Grantee: ____________________
Grantee’s Employee Identification Number: _____-____-_____
Number of Shares of Stock Covered by Grant: ___________
Purchase Price per Share of Stock: $________.___
     By signing this cover sheet, you agree to all of the terms and conditions described in this Agreement and in the Plan, a copy of which is also attached. You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent with the Plan. Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

Grantee:

(Signature)

Company:

(Signature)

Title:

Attachment
This is not a stock certificate or a negotiable instrument.

DUOYUAN PRINTING, INC.
2009 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT

Restricted Stock/ Nontransferability	This grant is an award of Stock in the number of shares set forth on the cover sheet, at the purchase price set forth on the cover sheet, and subject to the vesting conditions described below (“Restricted Stock”). The purchase price is deemed paid by your prior services to the Company. To the extent not yet vested, your Restricted Stock may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Restricted Stock be made subject to execution, attachment or similar process.

Vesting	The Company will issue your Restricted Stock in your name as of the Grant Date.

[Your right to the Stock under this Restricted Stock Agreement vests as to one-fourth (1/4th) of the total number of shares of Stock covered by this grant, as shown on the cover sheet, on each of the first four one-year anniversaries of the Grant Date (each an “Anniversary Date”), provided you then continue in Service.] If, however, such Anniversary Date occurs during a period in which you are (i) subject to a lock-up agreement restricting your ability to sell shares of Stock in the open market or (ii) restricted from selling shares of Stock in the open market because you are not then eligible to sell under the Company’s insider trading or similar plan as then in effect (whether because a trading window is not open or you are otherwise restricted from trading), vesting in such shares of Stock will be delayed until the earlier of (A) first date on which you are no longer prohibited from selling shares of Stock due to a lock-up agreement or insider trading plan restriction (the “Vesting Date”), and (B) the date of the termination of employment of termination due to involuntary termination by the Company or your death or Disability, but in no event beyond 2 1/2 months after the end of the year in which the shares would have otherwise been vested, and provided, further, that you have been continuously in Service to the Company or a Subsidiary from the Grant Date until the Vesting Date. The resulting aggregate number of vested shares of Stock will be rounded to the nearest whole number, and you cannot vest in more than the number of shares covered by this grant.

No additional shares of Stock will vest after your Service has terminated for any reason.

Forfeiture of Unvested Stock	In the event that your Service terminates for any reason, you will forfeit to the Company all of the shares of Stock subject to this grant that have not yet vested or with respect to which all applicable restrictions and conditions have not lapsed.

Death	If your Service terminates because of your death, then you will forfeit to the Company all of the shares of Stock subject to this grant that have not yet vested or with respect to which all applicable restrictions and conditions have not lapsed.

Disability	If your Service terminates because of your Disability, then you will forfeit to the Company all of the shares of Stock subject to this grant that have not yet vested or with respect to which all applicable restrictions and conditions have not lapsed.

Issuance	The issuance of the Stock under this grant shall be evidenced in such a manner as the Company, in its discretion, will deem appropriate, including, without limitation, book-entry, registration or issuance of one or more Stock certificates, with any unvested Restricted Stock bearing a legend with the appropriate restrictions imposed by this Agreement. As your interest in the Stock vests as described above, the recordation of the number of shares of Restricted Stock attributable to you will be appropriately modified.

Withholding Taxes	You agree, as a condition of this grant, that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the payment of dividends or the vesting of Stock acquired under this grant. In the event that the Company determines that any tax or withholding payment is required relating to the payment of dividends or the vesting of shares arising from this grant under Applicable Laws, the Company shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or any Affiliate. Subject to the prior approval of the Company, which may be withheld by the Company, in its sole discretion, you may elect to satisfy this withholding obligation, in whole or in part, by causing the Company to withhold shares of Stock otherwise issuable to you or by delivering to the Company shares of Stock already owned by you. The shares of Stock so delivered or withheld must have an aggregate Fair Market Value equal to the withholding obligation and may not be subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

Section 83(b) Election	If you are U.S. Grantee, under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the difference between the purchase price paid for the shares of Stock and their fair market value on the date any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time. For this purpose, “forfeiture restrictions” include the forfeiture as to unvested Stock described above. You may elect to be taxed at the time the shares are acquired, rather than when such shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Grant Date. You will have to make a tax payment to the extent the purchase price is less than the fair market value of the shares on the Grant Date. No tax payment will have to be made to the extent the purchase price is at least equal to the fair market value of the shares on the Grant Date. The form for making this election is attached as Exhibit A hereto. Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by you (in the event the fair market value of the shares as of the vesting date exceeds the purchase price) as the forfeiture restrictions lapse.

YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF. YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY 83(b) ELECTION.

Corporate Transaction	Notwithstanding the vesting schedule set forth above, upon the consummation of a Corporate Transaction, this award will become 100% vested (i) if it is not assumed, or equivalent awards are not substituted for the award, by the Company or its successor, or (ii) if assumed or substituted for, upon your Involuntary Termination within the 12-month period following the consummation of the Corporate Transaction. Notwithstanding any other provision in this Agreement, if assumed or substituted for, the award will expire one year after the date of termination of Service.

“Involuntary Termination” means termination of your Service by reason of (i) your involuntary dismissal by the Company or its successor for reasons other than Cause; or (ii) your voluntary resignation for Good Reason as defined in any applicable employment or severance agreement, plan, or arrangement between you and the Company, or if none, then as set forth in the Plan following (x) a substantial adverse alteration in your title or responsibilities from those in effect immediately prior to the Corporate Transaction; (y) a reduction in your annual base salary as of immediately prior to the Corporate Transaction (or as the same may be increased from time to time) or a material reduction in your annual target bonus opportunity as of immediately prior to the Corporate Transaction; or (z) the relocation of your principal place of employment to a location more than 35 miles from your principal place of employment as of the Corporate Transaction or the Company’s requiring you to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company’s business to an extent substantially consistent with your business travel obligations as of immediately prior to the Corporate Transaction. To qualify as an “Involuntary Termination” you must provide notice to the Company of any of the foregoing occurrences within 90 days of the initial occurrence and the Company shall have 30 days to remedy such occurrence.

Retention Rights	This Agreement does not give you the right to be retained or employed by the Company (or any parent, Subsidiaries or Affiliates) in any capacity. The Company (and any parent, Subsidiaries or Affiliates) reserve the right to terminate your Service at any time and for any reason.

Shareholder Rights	You have the right to vote the Restricted Stock and to receive any dividends declared or paid on such stock. Any distributions you receive as a result of any stock split, stock dividend, combination of shares or other similar transaction shall be deemed to be a part of the Restricted Stock and subject to the same conditions and restrictions applicable thereto. The Company may in its sole discretion require any dividends paid on the Restricted Stock to be reinvested in shares of Stock, which the Company may in its sole discretion deem to be a part of the shares of Restricted Stock and subject to the same conditions and restrictions applicable thereto. Except as described in the Plan, no adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued.

Forfeiture of Rights	If you should take actions in competition with the Company, the Company shall have the right to cause a forfeiture of your unvested Restricted Stock, and with respect to those shares of Restricted Stock vesting during the period commencing twelve

(12) months prior to your termination of Service with the Company due to taking actions in competition with the Company, the right to cause a forfeiture of those vested shares of Stock.

Unless otherwise specified in an employment or other agreement between the Company and you, you take actions in competition with the Company if you directly or indirectly, own, manage, operate, join or control, or participate in the ownership, management, operation or control of, or are a proprietor, director, officer, stockholder, member, partner or an employee or agent of, or a consultant to any business, firm, corporation, partnership or other entity which competes with any business in which the Company or any of its Affiliates is engaged during your employment or other relationship with the Company or its Affiliates or at the time of your termination of Service.

If it is ever determined by the Board that your actions have constituted wrongdoing that contributed to any material misstatement or omission from any report or statement filed by the Company with the U.S. Securities and Exchange Commission, gross misconduct, breach of fiduciary duty to the Company, or fraud, then the Restricted Stock shall be immediately forfeited; provided, however, that if the Restricted Stock has vested within two years prior to the Board of Directors determination, you shall be required to pay to the Company an amount equal to the aggregate value of the shares acquired upon such vesting at the date of the Board determination.

Adjustments	In the event of a stock split, a stock dividend or a similar change in the Stock, the number of shares covered by this grant may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Your Restricted Stock shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity in accordance with the terms of the Plan.

Legends	All certificates representing the Stock issued in connection with this grant shall, where applicable, have endorsed thereon the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND

WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

Applicable Law	This Agreement will be interpreted and enforced under the laws of the state of Wyoming, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan	The text of the Plan is incorporated in this Agreement by reference.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this grant of Restricted Stock. Any prior agreements, commitments or negotiations concerning this grant are superseded.

Data Privacy	In order to administer the Plan, the Company may process personal data about you. Such data includes but is not limited to the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as home address and business addresses and other contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.

By accepting this grant, you give explicit consent to the Company to process any such personal data. You also give explicit consent to the Company to transfer any such personal data outside the country in which you work or are employed, including, with respect to non-U.S. resident Grantees, to the United States, to transferees who shall include the Company and other persons who are designated by the Company to administer the Plan.

Consent to Electronic Delivery	The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting this grant you agree that the Company may deliver the Plan prospectus and the Company’s annual report to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Company would be pleased to provide copies. Please contact [ ] at [ ] to request paper copies of these documents.

Electronic Signature	All references to signatures and delivery of documents in this Agreement can be satisfied by procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents, including this Agreement. Your electronic signature is the same as, and shall have the same force and effect as, your manual signature. Any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.
     By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

EXHIBIT A
U.S. GRANTEE ELECTION UNDER SECTION 83(b) OF
THE INTERNAL REVENUE CODE
          The undersigned U.S. Grantee hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:
          1. The name, address and social security number of the undersigned:
          Name:______________________________________________
          Address:____________________________________________
          ___________________________________________________
          Social Security No.: ____________________________________
          2. Description of property with respect to which the election is being made:
____________ordinary shares, par value $0.001 per share, Duoyuan Printing, Inc., a Wyoming corporation, (the “Company”).
          3. The date on which the property was transferred is ____________ __, 200__.
          4. The taxable year to which this election relates is calendar year 200__.
          5. Nature of restrictions to which the property is subject:
          The shares of stock are subject to the provisions of a Restricted Stock Agreement between the undersigned and the Company. The shares of stock are subject to forfeiture under the terms of the Agreement.
          6. The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was $____________ per share, for a total of $____________.
          7. The amount paid by taxpayer for the property was $____________.
          8. A copy of this statement has been furnished to the Company.
Dated: _________________, 200___

Taxpayer’s Signature
Taxpayer’s Printed Name

PROCEDURES FOR U.S. GRANTEE MAKING ELECTION
UNDER INTERNAL REVENUE CODE SECTION 83(b)
               The following procedures must be followed with respect to the attached form for making an election under Internal Revenue Code section 83(b) in order for the election to be effective:1
               1. You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within 30 days after the Grant Date of your Restricted Stock.
               2. At the same time you file the election form with the IRS, you must also give a copy of the election form to the Secretary of the Company.
               3. You must file another copy of the election form with your federal income tax return (generally, Form 1040) for the taxable year in which the stock is transferred to you.

1	Whether or not to make the election is your decision and may create tax consequences for you. You are advised to consult your tax advisor if you are unsure whether or not to make the election.